                                 EXHIBIT 99.1

[LOGO OF FRIEDE GOLDMAN HALTER]
                                                                   PRESS RELEASE

             FRIEDE GOLDMAN HALTER ANNOUNCES REORGANIZATION EFFORTS

GULFPORT MS, APRIL 20, 2001 - Friede Goldman Halter, Inc. (NYSE: FGH), (the "Company"), announced today that it had filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. The petition, which allows for reorganization of the Company's debts, was filed in the Bankruptcy Court of the Southern District of Mississippi. Thirty-one (31) subsidiaries of the Company that are co-borrowers or guarantors under the Company's Amended and Restated Loan and Security Agreement, dated October 24, 2000, (the "Facility') plan to file petitions for reorganization under Chapter 11.

Concurrent with these filings, the Company is initiating efforts to achieve a comprehensive restructuring of its obligations with all its creditors. The objective of this restructuring will be to position the Company to emerge from Chapter 11 with an improved capital structure and sufficient resources to carry on its business.

At this time, the Company believes a filing is in the best interest of its employees, creditors, customers, and shareholders.


Friede Goldman Halter is a world leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment); Halter Marine (construction of vessels for commercial and governmental markets); FGH Engineered Products (design and manufacture of cranes, winches, mooring systems and other types of marine equipment); and Friede & Goldman Ltd. (naval architecture and marine engineering).
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           FOR INFORMATION REGARDING THIS OR ANY OF OUR PRESS RELEASES, CONTACT:
                                                                CHRIS CUNNINGHAM
                                 Investor Relations and Corporate Communications
                                                                  (228) 897-4987

Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman International Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-1 and the on Form 10-K. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.